Harrow Announces Third Quarter 2026 Financial Results

Third Quarter 2026 and Selected Highlights:
•Record third quarter revenue of $99.3 million, up 41% sequentially and 39% year over year
•Branded revenue of $83.5 million, up 62% year over year and approximately 84% of total revenue
•GAAP net income of $9.8 million, including a $5.0 million litigation settlement gain, compared with a net loss of $17.3 million in the second quarter of 2026 and net income of $1.0 million in the third quarter of 2025
•Adjusted EBITDA (a non-GAAP measure) of $21.2 million, compared with $(1.2) million in the second quarter of 2026 and $22.8 million in the third quarter of 2025
•Reaffirmed full-year 2026 revenue guidance of $350 million to $365 million; updated full-year 2026 Adjusted EBITDA guidance to more than $40 million, including fourth quarter Adjusted EBITDA of more than $33 million, compared with prior Adjusted EBITDA guidance of $80 million to $100 million
•Cash and cash equivalents of $75.3 million as of September 30, 2026

NASHVILLE, Tenn., November 9, 2026 – Harrow (Nasdaq: HROW), a leading provider of ophthalmic disease management solutions in North America, announced results for the third quarter ended September 30, 2026. The Company also posted its third-quarter Letter to Stockholders and corporate presentation in the “Investors” section of its website at harrow.com.

“The third quarter delivered the second-half acceleration we anticipated,” said Mark L. Baum, Chairman and Chief Executive Officer of Harrow. “Branded products drove record revenue, growing 62% year over year. VEVYE delivered record quarterly revenue, supported by continued prescription growth, improving economics, and increasing productivity from our expanded sales force. TRIESENCE delivered a record quarter, while IHEEZO unit demand grew 21% year over year. Looking to the fourth quarter, we expect to benefit from continued VEVYE and TRIESENCE growth, IHEEZO’s historically strongest period, and TYRVAYA’s initial revenue contribution. Achieving our full-year revenue guidance of $350 million to $365 million will require strong execution, but we continue to believe it is achievable.”

Mr. Baum continued, “We expect the fourth quarter to be Harrow’s strongest on record and that second-half revenue will exceed the high end of what we contemplated in March. That said, our updated Adjusted EBITDA outlook reflects both the first half operating shortfall against our original plan and additional spending to accelerate our G-MELT NDA submission, advance important development programs, and integrate TYRVAYA. We expect more than $33 million in fourth-quarter Adjusted EBITDA, bringing our full-year outlook to more than $40 million. To be clear: our amended Adjusted EBITDA outlook is a floor, and we believe there is opportunity to exceed it.”

Third Quarter Commercial Results and Recent Developments:

VEVYE®:
•Record revenue of $39.7 million, up 35% sequentially and 75% year over year
•Total prescriptions increased approximately 17% sequentially and approximately 83% year over year
•Expanded coverage with a major national plan representing 10+ million commercial lives, expected to take effect in January 2027

IHEEZO®:
•Revenue of $25.3 million, up 62% sequentially and 15% year over year
•Unit demand of 62,210, up approximately 21% year over year and down approximately 5% sequentially, reflecting typical third-quarter seasonality and elevated second-quarter practice-level purchasing of the discontinued single-unit presentation

Harrow Announces Third Quarter 2026 Financial Results

November 9, 2026

TRIESENCE®:
•Record revenue of $10.7 million, the highest quarterly revenue under Harrow ownership
•Record quarterly unit demand of 20,022, up approximately 37% sequentially and approximately 110% year over year

BYOOVIZ®:
•First full quarter of commercialization; ordering accounts increased each month of the quarter, and demand strengthened through September, with momentum continuing into the fourth quarter

Business Highlights:

•TYRVAYA Acquisition: On October 1, 2026, completed the acquisition of TYRVAYA® (varenicline solution) nasal spray 0.03 mg, adding a complementary branded dry eye treatment alongside VEVYE. Approximately 40 experienced commercial personnel joined the Ocular Surface Disease team; first revenue contribution expected in the fourth quarter of 2026.
•Commercial Realignment: Restructured its commercial organization into four focused teams—Ocular Surface Disease, Retina, Surgical and Access+, aligning products and representatives with the needs, care settings and purchasing dynamics of the eye care professionals they serve.
•HarrowRx: Launched HarrowRx on November 1, 2026, as a single destination to prescribe any Harrow product, integrated into prescribers’ existing electronic medical record workflows. HarrowRx routes each prescription or order to the appropriate pharmacy or distribution channel to simplify access and fulfillment.

Pipeline and Regulatory Highlights:

•IHEEZO QUELL Study: Announced topline results from QUELL, a Phase 4, randomized, double-masked study of 231 patients undergoing intravitreal injections. While QUELL did not meet its prespecified primary endpoint of non-inferiority, successful ocular surface anesthesia was achieved in 55.2% (63 of 115) of IHEEZO patients versus 59.7% (68 of 113) receiving proparacaine drops plus a subconjunctival lidocaine injection1. Successful anesthesia rates were lower than anticipated in both treatment groups. However, secondary findings included lower reported cumulative pain through 24 hours with IHEEZO (2.9 versus 3.7), less ocular surface staining (mean increase of 1.7 versus 3.2), and fewer adverse events (27% versus 47%). No serious adverse events occurred in either group. These findings provide additional important information about patient comfort and tolerability. Full results are expected to be presented at the Hawaiian Eye & Retina Conference in January 2027.
•Prospective Launches: Harrow expects to launch at least one new product annually through the end of the decade, beginning with the anticipated 2027 U.S. launch of OPUVIZ.
•G-MELT: Completed a pre-NDA meeting with the FDA; the Company expects to submit its NDA before the end of this year, meaningfully earlier than previously anticipated.
•TRIESENCE: A multicenter Phase 3 study evaluating TRIESENCE for the treatment of ocular inflammation and pain following cataract surgery continues to enroll, with initial data expected in early 2027.
•NATACYN®: An investigator-initiated study evaluating fungal involvement in blepharitis and the potential benefits of NATACYN is ongoing, with initial data expected in the fourth quarter of 2026.
1 Primary endpoint percentages are based on Cochran-Mantel-Haenszel (CMH) weights from a stratified CMH analysis (stratified by clinical site and baseline SPEED score). Results are from the full analysis set of 228 patients; 231 patients were randomized, and three discontinued after randomization.

Harrow Announces Third Quarter 2026 Financial Results

November 9, 2026

•CR-01: An ex-U.S. proof-of-concept study of CR-01, a sustained-release conjunctival drug-delivery device for a type of ocular cancer. The first patients are now enrolled and receiving active treatment. Initial clinical data is expected in the fourth quarter of 2026 with a more robust interim read to be provided at our upcoming Investor's Day presentation in New York in March of 2027.

Third Quarter 2026 Financial Results:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Total revenues	$99,297,000	$71,638,000	$214,161,000	$183,211,000
Gross margin	75%	75%	71%	73%
Net income (loss)	9,757,000	1,020,000	(35,115,000)	(11,765,000)
Adjusted EBITDA (1)	21,217,000	22,793,000	7,327,000	37,808,000
Net income (loss) per share:
Basic	$0.26	$0.03	$(0.94)	$(0.32)
Diluted	$0.25	$0.03	$(0.94)	$(0.32)
(1)Adjusted EBITDA is a non-GAAP measure. For additional information, including a reconciliation of Adjusted EBITDA to the most directly comparable measure presented in accordance with GAAP, see the explanation of non-GAAP measures and reconciliation tables at the end of this release.

Conference Call and Webcast
Harrow will host a conference call to discuss the results at 8:00 a.m. ET on Tuesday, November 10, 2026. Participants can access the live webcast of Harrow’s presentation on the “Investors” page of Harrow’s website. A replay of the webcast will be available on the Company’s website for one year.

To participate via telephone, please register in advance using this link. Upon registration, all telephone participants will receive a confirmation email with detailed instructions, including a unique dial-in number and PIN, to access the call.

About Harrow
Harrow, Inc. (Nasdaq: HROW) is a leading provider of ophthalmic disease management solutions in North America, offering a comprehensive portfolio of products that address conditions affecting both the front and back of the eye, such as dry eye disease, wet (or neovascular) age-related macular degeneration, cataracts, refractive errors, glaucoma, and a range of other ocular surface conditions and retina diseases. Harrow was founded with a commitment to deliver safe, effective, accessible, and affordable medications that enhance patient compliance and improve clinical outcomes. For more information about Harrow, please visit harrow.com and connect with us on LinkedIn.

Harrow Announces Third Quarter 2026 Financial Results

November 9, 2026

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward-looking statements.” Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include, among others, risks related to: liquidity or results of operations, including our ability to achieve revenue and Adjusted EBITDA guidance; our ability to successfully implement our business plan, develop and commercialize our products, product candidates and proprietary formulations in a timely manner or at all, identify and acquire additional products, or complete pending acquisitions on terms and in the timeframe expected, or at all, manage our pharmacy operations, service our debt, obtain financing necessary to operate our business, recruit and retain qualified personnel, manage any growth we may experience and successfully realize the benefits of our previous acquisitions and any other acquisitions and collaborative arrangements we may pursue; the integration of TYRVAYA and the outcome of discussions with the licensor of VEVYE regarding the TYRVAYA acquisition; our ability to realize revenue from ex-U.S. commercial arrangements; the results of clinical studies; competition from pharmaceutical companies, outsourcing facilities and pharmacies; general economic and business conditions, including inflation and supply chain challenges; regulatory and legal risks and uncertainties related to our pharmacy operations and the pharmacy and pharmaceutical business in general, including the ongoing communications with the U.S. Food and Drug Administration relating to compliance and quality plans at our outsourcing facility in New Jersey; and physician interest in and market acceptance of our current and any future formulations and compounding pharmacies generally. These and additional risks and uncertainties are more fully described in Harrow’s filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2025, subsequent Quarterly Reports on Form 10-Q and other filings with the SEC. Such documents may be read free of charge on the SEC’s website at sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, Harrow undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact:
Mike Biega, VP of Investor Relations and Communications
mbiega@harrowinc.com
617-913-8890

Harrow Announces Third Quarter 2026 Financial Results

November 9, 2026

HARROW, INC. CONDENSED CONSOLIDATED BALANCE SHEETS
	September 30, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$75,336,000	$72,927,000
All other current assets	185,990,000	138,823,000
Total current assets	261,326,000	211,750,000
All other assets	181,695,000	187,732,000
TOTAL ASSETS	$443,021,000	$399,482,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$114,224,000	$96,302,000
Notes payable, net	292,716,000	243,184,000
All other liabilities	7,247,000	7,905,000
TOTAL LIABILITIES	414,187,000	347,391,000
TOTAL STOCKHOLDERS' EQUITY	28,834,000	52,091,000
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$443,021,000	$399,482,000

HARROW, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Total revenues	$99,297,000	$71,638,000	$214,161,000	$183,211,000
Cost of sales	24,394,000	17,712,000	61,850,000	49,466,000
Gross profit	74,903,000	53,926,000	152,311,000	133,745,000
Selling, general and administrative	53,145,000	35,856,000	149,673,000	109,604,000
Research and development	10,287,000	3,323,000	24,254,000	9,217,000
Total operating expenses	63,432,000	39,179,000	173,927,000	118,821,000
Income (loss) from operations	11,471,000	14,747,000	(21,616,000)	14,924,000
Total other expense, net	(1,208,000)	(13,727,000)	(12,968,000)	(26,689,000)
Income tax expense	(506,000)	—	(531,000)	—
Net income (loss)	$9,757,000	$1,020,000	$(35,115,000)	$(11,765,000)
Net income (loss) per share:
Basic	$0.26	$0.03	$(0.94)	$(0.32)
Diluted	$0.25	$0.03	$(0.94)	$(0.32)

Harrow Announces Third Quarter 2026 Financial Results

November 9, 2026

HARROW, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	Nine Months Ended September 30,
	2026	2025
Net cash (used in) provided by:
Operating activities	$(27,363,000)	$35,453,000
Investing activities	(19,143,000)	(730,000)
Financing activities	48,915,000	(7,680,000)
Net change in cash and cash equivalents	2,409,000	27,043,000
Cash and cash equivalents at beginning of the period	72,927,000	47,247,000
Cash and cash equivalents at end of the period	$75,336,000	$74,290,000

Non-GAAP Financial Measures
In addition to the Company’s results of operations determined in accordance with U.S. generally accepted accounting principles (GAAP), which are presented and discussed above, management also utilizes Adjusted EBITDA, an unaudited financial measure that is not calculated in accordance with GAAP, to evaluate the Company’s financial results and performance and to plan and forecast future periods. Adjusted EBITDA is considered a “non-GAAP” financial measure within the meaning of Regulation G promulgated by the SEC. Management believes that this non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results, provides a more complete understanding of the Company’s results of operations and the factors and trends affecting its business. Management believes Adjusted EBITDA provides meaningful supplemental information regarding the Company’s performance because (i) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making; (ii) it excludes the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the Company’s core operating performance; and (iii) it is used by institutional investors and the analyst community to help analyze the Company’s results. However, Adjusted EBITDA, and any other non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the Company and the way they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the Company’s competitors.

Adjusted EBITDA
The Company defines Adjusted EBITDA as net income (loss), excluding the effects of stock-based compensation and expenses, interest, taxes, depreciation, amortization, loss on extinguishment of debt, litigation settlement gains and, if any and when specified, other non-recurring income or expense items. Management believes that the most directly comparable GAAP financial measure to Adjusted EBITDA is net income (loss). Adjusted EBITDA has limitations and should not be considered as an alternative to gross profit or net income (loss) as a measure of operating performance or to net cash provided by (used in) operating, investing, or financing activities as a measure of ability to meet cash needs.

The following is a reconciliation of Adjusted EBITDA, a non-GAAP measure, to the most comparable GAAP measure, net income (loss), for the three and nine months ended September 30, 2026 and for the same periods in 2025:

Harrow Announces Third Quarter 2026 Financial Results

November 9, 2026

HARROW, INC. RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP net income (loss)	$9,757,000	$1,020,000	$(35,115,000)	$(11,765,000)
Stock-based compensation and expenses	3,728,000	3,271,000	11,354,000	8,702,000
Interest expense, net	6,208,000	6,038,000	17,968,000	18,994,000
Income tax expense	506,000	—	531,000	—
Depreciation	446,000	490,000	1,361,000	1,451,000
Amortization of intangible assets	5,572,000	4,224,000	16,228,000	12,676,000
Loss on extinguishment of debt	—	7,750,000	—	7,750,000
Litigation settlement gain	(5,000,000)	—	(5,000,000)	—
Adjusted EBITDA	$21,217,000	$22,793,000	$7,327,000	$37,808,000

The Company is unable to provide a reconciliation of projected Adjusted EBITDA to expected results due to the unknown effect, timing and potential significance of expenses and the tax effect of such expenses.

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